Exhibit 5.1

300 North LaSalle Chicago, IL 60654 United States +1 312 862 2000 www.kirkland.com	Facsimile: +1 312 862 2200

October 24, 2023

Canoo Inc.

19951 Mariner Avenue

Torrance, California

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are providing this letter in our capacity as special counsel to Canoo Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) covering the offering of up to (i) 17,766,551 additional shares of common stock of the Company, par value $0.0001 per share (the “EIP Shares”), pursuant to the Canoo Inc. 2020 Equity Incentive Plan (the “Equity Incentive Plan”), including shares that may again become available for delivery with respect to awards under the Equity Incentive Plan pursuant to the share counting, share recycling and other terms and conditions of the Equity Incentive Plan, and (ii) 3,553,310 additional shares of common stock of the Company, par value $0.0001 per share (the “ESPP Shares” and, together with the EIP Shares, the “Plan Shares”) pursuant to the Canoo Inc. 2020 Employee Stock Purchase Plan (the “ESPP”, together with the Equity Incentive Plan, the “Plans”).

For purposes of this letter, we have examined such documents, records, certificates, resolutions and other instruments deemed necessary as a basis for this opinion, and we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, the due authorization, execution and delivery of all documents by the parties thereto other than the Company and that the Plan Shares will be issued in accordance with the terms of the Plans. As to any facts material to the opinion expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

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Canoo Inc.
October 24, 2023

Based upon and subject to the qualifications, assumptions and limitations stated in this letter, we advise you that that the Plan Shares are duly authorized and, when (i) the Registration Statement related to the Plan Shares becomes effective under the Securities Act, and (ii) the Plan Shares have been duly issued pursuant to and in accordance with the terms and conditions of the Plans and the Company’s Second Amended & Restated Certificate of Incorporation (as amended from time to time) (the “Certificate of Incorporation”) and the Company’s Amended & Restated Bylaws (as amended), the Plan Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or has otherwise reserved for issuance) for any purposes other than issuances in connection with the Plans by at least the number of Plan Shares which may be issued in connection with the Plans and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates, if any, representing the Plan Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Plan Shares. Our opinion assumes that the Registration Statement related to the Plan Shares will become effective under the Securities Act before any Plan Shares covered by such Registration Statement are sold.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Plan Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Yours very truly,
/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP